Exhibit 10.1
NOTE AND SECURITY AGREEMENT

This Note and Security Agreement, dated as of April 10th, 2014 (this “Agreement”), is entered into by RJ RESOURCES CORP., a Delaware corporation (“Borrower”), and given to RJ CREDIT LLC (“Lender”).

BACKGROUND

WHEREAS, Borrower desires to borrow funds from Lender to provide financing for the working capital needs of Borrower.

WHEREAS, subject to the terms and conditions set forth herein, Lender has agreed to provide Loans to Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

1.           Loan.

(a)           Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties set forth in this Agreement, Lender may, in Lender’s reasonable discretion, make loans to Borrower from time to time on or after the Effective Date (as defined in Section 4) until the earlier of (i) April 10th, 2016 (the “Termination Date”) and (ii) the termination of Lender’s commitment in accordance with the terms hereof.  Each loan made by Lender to Borrower shall be referred to as an “Advance” and all Advances shall be referred to, collectively, as the “Loan”.  The maximum aggregate principal amount of the Loan at any time outstanding shall not exceed $10,000,000 (the “Commitment”).  Within the foregoing limits, Borrower may borrow, repay and re-borrow the Loan. This Agreement shall evidence Borrower’s obligation to pay to Lender, in accordance with the terms of this Agreement, the Loan outstanding from time to time and interest thereon.

(b)           Borrower shall give the Lender an advance request, substantially in the form attached here to as Exhibit A (an “Advance Request”), which may be by facsimile or other electronic transmission (if followed immediately by telephone confirmation), no later than noon (New York City time) on the third Business Day prior to the date of the proposed Advance.  Each Advance Request shall be revocable and shall specify, among other things, a description of use of the proceeds of such Advance, the amount of the proposed Advance and the proposed date of such Advance. For purposes of this Agreement, “Business Day” means a day that is not a Saturday, Sunday or legal holiday on which Lender is not open for business in New York City. Borrower shall have the right to, at any time, withdraw such Advance Request or extend the date of the requested Advance as long as it reimburses Lender for its actual and out-of-pocket reasonable expenses incurred by Lender in connection with such withdrawal or extension.

(c)           Each Advance, and all unpaid interest thereon, shall, unless accelerated after the occurrence of an Event of Default, be due and payable on the Termination Date.  Accrued and unpaid interest on the Loan shall be due and payable on the first Business Day of each January, March, May, July, September and November, commencing on July 1, 2014, until the Loan and all interest thereof have been paid in full.

(d)           If the date on which any interest or the outstanding principal amount of the Loan is required to be paid falls on a day that is not a Business Day, then such interest or such outstanding principal amount, as the case may be, shall be payable on the next succeeding Business Day with additional accrued interest thereon.

(e)           The principal amount of each Advance shall bear interest at the per annum rate of twenty percent (20%) on an actual/360 basis.  Following the occurrence and during the continuance of an Event of Default (as defined in Section 8), the per annum interest rate on each Advance shall be increased to twenty-four percent (24%) per annum.

(f)           Borrower shall have the right at any time, upon at least five (5) Business Days’ prior written or telephonic notice (promptly confirmed in writing) to Lender, to terminate or, from time to time, permanently reduce the Commitment, without premium or penalty; provided however, that the Commitment may not be reduced to the extent that following such reduction the sum of the aggregate unpaid principal of all the Loan would exceed the Commitment thus reduced.

(g)           Borrower shall have the right at any time and from time to time to prepay any Advance, in whole or in part, without premium or penalty. Prepayment of any portion of an Advance shall be made upon one (1) Business Day’s prior written notice to Lender. Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid.  All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.  Borrower shall have the right to, at any time, withdraw such prepayment notice or extend the date of the proposed prepayment as long as it reimburses Lender for its actual and out-of-pocket reasonable expenses incurred by Lender in connection with such withdrawal or extension.

2.           Collateral; Release of Collateral.

(a)           In order to secure all existing and future liabilities and obligations of every kind or nature at any time owing by Borrower to Lender in connection herewith, the transactions contemplated hereby, administration thereof or otherwise, whether related or unrelated, primary or secondary, matured or contingent, direct or indirect, due or to become due, and whether principal, interest (including interest which may accrue as post-petition interest in connection with any bankruptcy or similar proceeding), fees, costs or expenses (including without limitation attorneys’ fees), and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced or costs incurred by Lender, to preserve, protect and enforce its rights hereunder and/or in connection herewith (collectively, the “Obligations”), Borrower hereby collaterally assigns, mortgages, pledges, hypothecates and grants to Lender a lien on and security interest in all of Borrower’s right, title, and interest in and to the following, whether now owned or hereafter arising and wherever located (the “Collateral”): (i) General Intangibles arising under and in connection with AS Purchase Agreement, including but not limited to all of Borrower’s AS Contract Rights, and (ii) the Pledged Interests, including but not limited to the Purchased Units, including all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance, and any and all General Intangibles, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when the Pledged Interests or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Borrower, Lender or an Investor from time to time with respect to any of the Pledged Interests.  For purposes of this Agreement, the following terms shall have the following meanings:

(iii)           “AS Purchase Agreement” means that certain Asia Sixth Purchase Agreement, dated as of March 7, 2014 between Borrower and Pacific Energy Development Corp. (“Pacific Energy”), pursuant to which Borrower has agreed to certain future commitments should Pacific Energy obtain fifty-one percent (51%) or more of the equity interests in Asia Sixth Resources Limited (Borrower’s contract rights thereunder, the “AS Contract Rights”).

(iv)           “General Intangibles” means general intangibles (as that term is defined in the Code), and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than money, Accounts, Chattel Paper, Deposit Accounts, goods, the Pledged Interests, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(v)           “MIPA” means that certain Membership Interest Purchase Agreement, dated as of March 7, 2014, between Borrower and Pacific Energy, pursuant to which Borrower purchased fifty percent (50%) of the limited liability company interests issued by Pacific Energy Development MSL, LLC (“PED MSL”) (such limited liability company interests, the “Purchased Units”).

(vi)           “Pledged Interests” means all of Borrower’s right, title and interest in and to all of the Stock in PED MSL now or hereafter owned by Borrower in connection with the MIPA, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(vii)           “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

(b)           On the date this Agreement is terminated in accordance with its terms and Lender has received payment of all outstanding Obligations, Lender shall automatically and without further action be deemed to have released, without recourse, representation or warranty, Lender’s liens and security interests in, to and under all Collateral and all future monies due or to become due with respect thereto and all Proceeds with respect thereto.  Lender, shall, at the sole expense of Borrower, execute such instruments of release in favor of Borrower with respect to the Collateral to be released from the lien of this Agreement, as Borrower may reasonably request (in recordable form if necessary), and otherwise take such actions as are necessary and appropriate to release the liens and security interests of Lender on the Collateral to be released.

3.           Further Assurances.

(a)           Lender is hereby authorized by Borrower to file any financing statements covering the Collateral or, after any such financing statement is filed, an amendment that adds collateral covered by a financing statement and Lender may file such financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion, may determine.  Borrower shall perform all further acts that may be lawfully and reasonably required by Lender to secure Lender and effectuate the intentions and objectives of this Agreement.

(b)           Borrower shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender within ten (10) days of such request, such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things as Lender may deem reasonably necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created).

(c)           Lender shall have no obligation with respect to the Collateral or any other property held or received by it hereunder except to use reasonable care in the custody thereof to the extent required by law.  Lender may hold the Collateral or such other property in the form in which it is received by it.  Lender shall have no obligation to sell or otherwise deal with the Collateral or such other property at any time for any reason, whether or not upon request of Borrower, and whether or not the value thereof, in the opinion of Lender or Borrower, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Lender shall not be deemed a breach of any duty which Lender may have under law to preserve the Collateral.

(d)           Borrower shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender within ten (10) days of such request, deeds of trust, in form and substance satisfactory to Lender, pursuant to which Borrower shall grant to Lender security interests in Borrower’s right, title and interest in and to oil and gas leases and other interests and estates and the lands and premises covered or affected thereby with respect to oil and gas properties located in Morgan and Weld Counties, Colorado, which security interests shall be subordinated only to the liens of BAM and to other liens reasonably acceptable to Lender; provided that Lender shall not record such deeds of trust prior to the recording by BAM of deeds of trust with respect to the same oil and gas properties.

4.           Conditions to Effective Date.  This Agreement shall take effect upon the first date on which the following conditions precedent have been satisfied or waived by Lender in its sole discretion (such date, the “Effective Date”):

(a)           Lender shall have received the following, all in form and substance satisfactory to Lender:

(i)           this Agreement executed and delivered by Borrower;

(ii)           results of a recent lien search (including UCC, tax and judgment lien) in Delaware, and such searches shall reveal no liens on the Collateral;

(iii)          a certificate of good standing for Borrower from the Secretary of the State of the State of Delaware; and

(iv)          such other documents as Lender may reasonably request.

(b)           No litigation shall be pending or threatened in writing, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the purchase or repayment of the Loan or the consummation of the transactions contemplated by this Agreement.

(c)           All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incidental to all such transactions shall be satisfactory to Lender and Lender’s counsel, and Lender and Lender’s counsel shall have received all such counterpart originals or certified or other copies of such documents as Lender or Lender’s counsel may request.

The parties agree that upon Lender’s execution and delivery of this Agreement the conditions precedent shall be deemed satisfied.

5.           Conditions to Each Advance.  The obligation of Lender to make any Advance under this Agreement is subject to the satisfaction of the following conditions, unless waived by Lender in its sole discretion:

(a)           Borrower shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the date of the making of such Advance and no Event of Default or monetary or material non-monetary event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

(b)           The representations and warranties of Borrower set forth in this Agreement shall be true and correct in all respects on and as of the date of the making of such Loan, unless such representation or warranty refers to a specific date.

(c)           On the date of the making of such Advance, no event shall have occurred and be continuing that could reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or financial condition of Borrower, (ii) the ability of Borrower to pay any of the Advances in accordance with the terms of this Agreement, (iii) the Collateral or Lender’s liens on the Collateral or the priority of such liens or (iv) Lender’s rights and remedies under this Agreement.

6.           Representations and Warranties.

(a)           Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required for purposes of carrying out its businesses.

(b)           This Agreement has been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than those which have been or, concurrently herewith, will be made) is required for (i) the pledge by Borrower of the Collateral pursuant to this Agreement or the execution, delivery or performance of this Agreement by Borrower, (ii) the perfection of Lender’s security interest in the Collateral (to the extent perfection is achieved by filing a UCC-1 financing statement) other than the filing of all necessary UCC-1 financing statements, or (iii) the exercise by Lender of the voting or other rights provided for in this Agreement or Lender’s rights and remedies under this Agreement or in respect of the Collateral pursuant to this Agreement.

(d)           The execution and delivery of this Agreement and the performance of the transactions contemplated hereunder (i) will not violate any applicable law or regulation or the organizational documents of Borrower or any order of any court, governmental authority or regulatory body, (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower, or give rise to a right thereunder to require any payment to be made by Borrower and (iii) will not result in the creation or imposition of any lien on any property of Borrower (other than the liens created by this Agreement).

(e)           Borrower is in compliance in all material respects with all governmental requirements applicable to it or its property and all agreements and other instruments binding upon it or its property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its property and the conduct of its business.

(f)           Borrower’s jurisdiction of organization is the State of Delaware; the name of Borrower as listed in the public records of its jurisdiction of organization is “RJ Resources Corp.”; and Borrower’s principal place of business and chief executive office is located at 152 West 57th Street, 4th Floor, New York, New York 10019.

(g)           All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the “Patriot Act”) are incorporated into this Section. Borrower is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (ii) in full material compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, “OFAC”); (iii) operated under policies, procedures and practices, if any, that are in full material compliance with the Patriot Act and available to the Lender for its review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” person on any lists maintained by OFAC pursuant to the Patriot Act or any other list of terrorist or terrorist organizations maintained pursuant to any of the rules and regulation of OFAC issued pursuant to the Patriot Act, or on any other list of terrorist or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) to Borrower’s knowledge not owned or Controlled by or now acting and/or will in the foreseeable future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or for or on behalf of any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

(h)           Any assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of Borrower have been discharged or reserved against. Borrower has filed or caused to be filed all federal, state, local and other tax returns which are required to be filed (taking into account any permitted extensions), and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due (taking into account any permitted extensions), except (i) to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) any such taxes, levies, assessments, deficiencies or claims which are being contested in good faith by appropriate proceedings, and as to which Borrower has set aside on its books adequate reserves (in accordance with generally accepted accounting principles in the United States of America as in effect from time to time (“GAAP”)) with respect to any such tax, levy assessment, deficiency or claim so contested.

(i)           Borrower has good and valid title to the Collateral, free and clear of mortgages, pledges, liens, charges and other encumbrances other than the security interest granted, assigned and pledged by Borrower to BAM Administrative Services LLC (“BAM”) pursuant to that certain Security Agreement, dated as of March 7, 2014 (as amended, supplemented or otherwise modified from time to time, (the “Senior Security Agreement”) between Borrower and BAM, as agent for the investors party to the Purchase Agreement referred to therein.

(j)           There are no actions, suits or proceedings (whether or not purportedly on behalf of Borrower pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower), at law or in equity or before or by any court or governmental authority, which involve any of the transactions contemplated by this Agreement that could reasonably be expected to result in a Material Adverse Effect.

(k)           No part of the proceeds of any Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) in violation of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, to “purchase” or to “carry” margin stock or to extend credit to others for the purpose of “purchasing” or “carrying” margin stock, or to refund indebtedness originally incurred for such purpose (within the meaning of Regulation U as amended to the date hereof), or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations T or X of the Board of Governors of the Federal Reserve System of the United States of America.

(l)           Borrower is not required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(m)           (i) The fair value of the assets of Borrower exceeds Borrower’s liabilities, and (ii) Borrower will (A) be able to pay its debts as they mature, (B) own property with fair saleable value greater than the amount required to pay its debts and (C) have capital sufficient to carry on its business as then constituted.

7.           Covenants.  Borrower covenants and agrees with Lender that, so long as the Loan or interest on amounts outstanding under this Agreement or any fees incurred hereunder, or any other expense or amounts payable under this Agreement, shall be unpaid:

(a)           Borrower shall:

(i)           (A) do or cause to be done, all things necessary to preserve and keep in full force and effect the existence of Borrower as a corporation; (B) comply with all contractual obligations applicable to it except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; and (C) preserve all of its property used or useful in the conduct of its business except as could not reasonably be expected to have a Material Adverse Effect;

(ii)           pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that except for a tax, charge, assessment, levy or claim, Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books appropriate reserves (in accordance with GAAP) with respect to any such tax, assessment, charge, levy or claim so contested;

(iii)           maintain financial records in accordance with GAAP and permit internal consultants of Lender or similar representatives of Lender upon prior written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to have reasonable access to the financial records, and other records of Borrower and its properties during normal business hours, and permit such consultants or representatives to make such excerpts from such records and to conduct, once in any one (1) year period (and as often as requested after an Event of Default has occurred and is continuing), at Lender’s cost and expense (so long as no Event of Default has occurred and is continuing, and otherwise at Borrower’s cost and expense), such audits of the Collateral and their books and records as such representatives reasonably deem necessary;

(iv)           give Lender prompt written notice of any action, investigation or audit which, if adversely determined against Borrower or any of Borrower’s rights in the Collateral on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, which could reasonably be expected to have a Material Adverse Effect;

(v)           comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the breach of which could reasonably be expected to have Material Adverse Effect;

(vi)           furnish to the Lender the following, which must be in form reasonably satisfactory to Lender:

(A)           within 120 days after the end of each fiscal year, a consolidated and consolidating balance sheet, statement of income and expense and a statement of cash flow of the Borrower or its sole member and their subsidiaries with supporting consolidating schedules, audited and certified by independent certified public accountants (the “Auditor”) of recognized standing acceptable to the Lender in its reasonable discretion (the Bank hereby confirming that, as of the Closing Date, Deloitte LLP is acceptable), and prepared in each case in accordance with GAAP;

(B)           within 45 days after the end of the first three fiscal quarters of each fiscal year, a consolidating balance sheet, statement of income and expense and a statement of cash flow of the Borrower or its sole member and their subsidiaries, together with supporting consolidating schedules, prepared by management in accordance with GAAP and certified by Borrower, showing the financial condition and the results of operations at the close of such period; and

(C)           from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower as Lender may reasonably request.

(b)           Borrower shall not:

(i)           incur, create, assume or suffer to exist any lien or other encumbrance of any nature whatsoever on the Collateral, other than the lien granted to BAM pursuant to the Senior Security Agreement;

(ii)           sell, lease, transfer or otherwise dispose of all of any portion of the Collateral unless the proceeds thereof are paid to Lender to the extent necessary repay the all or a portion of the Loan and all accrued and unpaid interest thereon; or

(iii)           change or alter in any material respect the nature of its business to the extent that the same could reasonably be expected to have a Material Adverse Effect.

(c)           In the event that any Collateral, including Proceeds, is evidenced by or consists of negotiable collateral, the Pledged Interests, or chattel paper, and if and to the extent that perfection or priority of Lender’s Security Interest is dependent on or enhanced by possession, the Borrower, promptly (and in any event within one (1) Business Day) upon the request of Lender, shall execute such other documents and instruments as shall be reasonably requested by Lender or, if applicable, endorse and deliver physical possession of such negotiable collateral, the Pledged Interests, or chattel paper to Lender or its representative, together with such undated powers endorsed in blank as shall be reasonably requested by Lender.

(d)           Upon the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Pledged Interests which are received by Borrower shall be held by Borrower in trust for the benefit of Lender segregated from Borrower’s other property, and Borrower shall deliver it forthwith to Lender in the exact form received.

(e)           Borrower shall promptly deliver to Lender a copy of each notice or other communication received by it in respect of any Pledged Interests.

(f)           Borrower shall not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests;

8.           Events of Default.  Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a)           if Borrower fails to make any payment of principal of or interest on any Advance on the date when any such payment is due and payable; or

(b)           if Borrower fails to pay any charges, fees, costs or expenses or other monetary obligations (other than principal of or interest on any Advance) owing to Lender, arising out of or incurred in connection with this Agreement on the date when any such payment is due and payable, whether upon maturity, acceleration, demand or otherwise and such failure continues for a period of ten (10) days after such payment becomes due and payable; or

(c)           Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for itself or for a substantial part of its property, (iv) make a general assignment for the benefit of creditors, or (v) take any corporate (or equivalent) action for the purpose of effecting any of the foregoing; or

(d)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property of Borrower under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law (U.S. or foreign), (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower, or for a substantial part of the property of Borrower, or (iii) the winding-up or liquidation of Borrower, which, in any such case, is not dismissed, stayed or vacated within sixty (60) days after the commencement or the filing thereof; or

(e)           default shall occur in respect of any agreement or obligation relating to any obligation for borrowed money of Borrower (other than the agreements and obligations referred to in the subsections (a) and (b) above), if the effect of such default is (or would be with the giving of notice, passage of time or both) to accelerate the maturity of such obligation or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such obligation to become due prior to the stated maturity thereof, or if any such obligation shall not be paid when due (or within any applicable grace period); provided, that a default, event or condition described in this subsection (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in this subsection (e) shall have occurred and be continuing with respect to obligation for borrowed money the outstanding principal amount of which exceeds in the aggregate $100,000; or

(f)           a final judgment or judgments for the payment of money in excess of an aggregate amount of $500,000, to the extent not covered by insurance, shall be rendered against Borrower, and the same shall remain undischarged, unbonded, unstayed or is not pending an appeal for a period of thirty (30) consecutive days; or

(g)           this Agreement shall not be in full force and effect in any material respect at any time; or

(h)           any representation or warranty made or deemed made by or on behalf of Borrower in or in connection with this Agreement or any amendment or modification of this Agreement or waiver under this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

(i)           Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 7(b) of this Agreement or (ii) any other provision if this Agreement and such failure shall continue unremedied for a period of thirty (30) days following the earlier of the date on which (A) Borrower knew, or should have known, of such failure and (B) Borrower receives written notice of such failure from Lender.

(j)           Borrower or any executive officer of Borrower shall (i) become named on any list of persons who are or may be engaged in or who have been or may have been engaged in possible criminal activity or other wrongdoing, which list is promulgated under the Patriot Act (as defined in Section 6(g), or (ii) be indicted, arraigned or custodially detained on charges involving money laundering or any predicate crime to money laundering, and with respect to such executive officer, such officer is not removed as an officer of Borrower promptly after the occurrence of such act described in this subsection(j).

Upon the occurrence of an Event of Default and at any time thereafter, Lender may terminate the Commitment and declare all Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in Section 8(c) or 8(d) shall automatically cause a termination of the Commitment and an acceleration of the Obligations), and Lender shall have, in addition to any remedies provided herein or by any applicable law, all of the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the applicable jurisdiction and as in effect from time to time.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the business address of Borrower shown in this Agreement at least ten (10) days before the time of the intended sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like shall include Lender’s reasonable attorneys’ fees and legal expenses incurred or expended by Lender to enforce any payment due it under this Agreement or any other right or remedy under this Agreement or at law or in equity, or in the prosecution or defense of any action (all of which shall be included in the Obligations).  All rights and remedies granted Lender hereunder and under any agreements, instruments or documents executed and/or delivered in connection herewith, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full.

9.           Power or Attorney. Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring it to act as such) with full power of substitution to do the following from and after the occurrence and during the continuance of an Event of Default:  (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower; (b) execute in the name of Borrower, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Lender hereunder or is necessary to perfect or continue to evidence the perfection of the security interests and liens granted to Lender hereunder; and (c) do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Collateral or perfect or continue to evidence the perfection of such security interests and liens.  The powers of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect Lender’s interests and shall not impose any duty upon the attorney-in-fact to exercise such powers.  Such powers of attorney are coupled with an interest and shall be irrevocable prior to the payment in full of the Obligations and the termination of this Agreement, and shall not be terminated prior thereto or affected by any act of Borrower or other persons or by operation of law.  The foregoing appointment shall be binding on each transferee of Borrower’s interest in this Agreement; provided that Borrower shall not transfer its interest in this Agreement without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion.

10.           Notices.  Any notice, request, demand, waiver, consent, approval or other communication required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail or by nationally recognized overnight courier service, postage prepaid, or by facsimile, with written confirmation to follow, as follows:

If to Lender:	RJ Credit LLC 152 West 57th Street, 4th Floor New York, New York 10019 Attn: Ezra Beren

If to Borrower:	RJ Resources Corp. 152 West 57th Street, 4th Floor New York, New York 10019 Attn: David Steinberg

and all such other addresses as any party may have specified in a notice duly given to the other parties as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

11.           Fees and Expenses.  Borrower will pay all reasonable and out-of-pocket expenses of Lender on demand (including, without limitation, search costs, audit fees, appraisal fees, and the reasonable fees and expenses of legal counsel for Lender) relating to this Agreement and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and any and all related agreements, instruments and documents, the enforcement, protection and defense of the rights of Lender hereunder and with respect to the Collateral, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement. Any such expenses not paid upon demand by Lender shall bear interest at the highest per annum interest rate then applicable to any Advance.  Lender agrees that, unless an Event of Default has occurred and is continuing, Lender shall use commercially reasonable efforts to give Borrower prior written notice of any acts by Lender that would result in Borrower be obligated to make a payment under this Section 11, provided, however, that the failure of Lender to give such notice shall not relieve Borrower of its obligations to make such payment.

12.           Indemnification.

(a)           Borrower agrees to indemnify Lender and its affiliates and the respective directors, officers, employees, agents and advisers of Lender and such affiliates (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual and out of pocket losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of any transactions contemplated hereby or thereby, (ii) the Loan or the use of the proceeds thereof, or (iii) any prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)           To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, or the Loan or the use of the proceeds thereof.

(c)           All amounts due under this Section 12 shall be payable promptly (and in any event within ten (10) Business Days) after written demand therefor.

13.           Governing Law; Jurisdiction, Waiver of Jury Trial.

(a)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS EXCLUSIVE AND PRECLUDES A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)           LENDER AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES BETWEEN LENDER AND BORROWER HEREUNDER.

14.           Miscellaneous.

(a)           Lender shall not be deemed to have waived any of Lender’s right hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver is in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(b)           The liability of Borrower under this Agreement is absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (i) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons, or in any property, (ii) the invalidity or unenforceability of any Obligations or rights in any Collateral, (iii) any delay in making demand upon any other person or entity liable on account of the Obligations or any delay in enforcing, or any failure to enforce, any rights against any such other person or entity or in any Collateral even if such rights are thereby lost, (iv) any failure, neglect or omission to obtain, perfect or retain any lien upon, protect, exercise rights against, or realize on, any Collateral, or any other party securing the Obligations, or (v) the commencement of any bankruptcy or receivership proceeding or case filed by or against Borrower.

(c)           The provisions of this Agreement and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.  All covenants of Borrower hereunder or under any related agreement, instrument or document, shall be deemed continuing until all of the Obligations are paid in full and this Agreement is terminated.

(d)           This Agreement together with any documents referenced herein constitute the entire understanding of the parties hereto regarding the subject matter hereof, and no amendment to, or modification of, this Agreement shall be binding unless in writing and signed by Borrower and Lender.

(e)           All provisions herein shall inure to, become binding upon the successors, representatives, trustees, administrators, executors, heirs and assigns of the parties hereto, except that Borrower shall not assign its obligations or rights hereunder without the prior written consent of Lender.

(f)           No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower.  Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower duty of performance, including, without limitation, Borrower duties under any account or contract with any other person.

(g)           Except as set forth in the Guarantee, in no event shall any direct or indirect partner, member, shareholder or other owner of Borrower be liable under this Agreement and Lender’s sole recourse for Borrower’s failure to satisfy its obligations hereunder shall be to the assets of the Borrower

(h)           Signature by pdf or facsimile shall bind the parties hereto.

[Signatures Appear on Following Page]

Dated as of the date and year first set forth above.

RJ RESOURCES CORP. By: /s/David Steinberg David Steinberg Authorized Signatory RJ CREDIT LLC By: /s/Ezra Beren Ezra Beren Authorized Signatory

Signature Page to Note and Security Agreement